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Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

(For filing office use)                                    (For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1.  NAME OF CORPORATION:         NewsSurfer.com Corporation
2.  RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
Name of Resident Agent:     Michael A. Cane
Street Address: 101     Convention Center Dr., Suite 1200            Las Vegas, NV        89109
                        Street No.                      Street Name                    City                                              Zip
3.    SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: 25 Million Par value: $ .001 No. without par value: _________
4.    GOVERNING BOARD: shall be styled as (check one): X Directors ______ Trustees
The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the names and addresses are as follows:
Michael A. Cane            101 Convention Center Dr., #1200, Las Vegas, NV 89109
Name                         Address           City/State/Zip

Name                         Address                 City/State/Zip
5.    PURPOSE: (optional) : The purpose of the corporation shall be:
6.    OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached      0 .
7.    SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles.
      Michael A. Cane         ___________________________________________
Name (print)    Name (print)
PO Box 12927 Las Vegas, NV 89112                    ___________________________________________
Address                City/State/Zip                                                                              Address              City/State/Zip
___________________________________________                                     ___________________________________________
Signature                           Signature
State of Nevada County of Clark                                                                   State of _______________ County of _______________________

This instrument was acknowledged before me on                            This instrument was acknowledged before me on
January 21, 1999 ,  by                                                                                      __________________________________, 19___, by
/s/  Michael A. Cane      _________________________________________
Name of Person                            Name of Person
as incorporator of NewsSurfer.com Corporation____             as incorporator of ___________________________________________
  _/s/ Ann Marie Gibson ______________                                                                     ______________________________________
Notary Public Signature
                         Notary Public Signature
(affix notary stamp or seal)                         (affix notary stamp or seal)

8.     CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:
I,           /s/  Michael A. Cane        hereby accept appointment as Resident Agent for the above named corporation.
       ___________________________________________                   01-21-99
          Signature of Resident Agent                           Date